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                               CENDANT CORPORATION
                            (A DELAWARE CORPORATION)



                                [              ]
                                 --------------
                                 CD COMMON STOCK



                             UNDERWRITING AGREEMENT



                               DATED:____________


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                               CENDANT CORPORATION
                            (a Delaware corporation)

                        _______ Shares of CD Common Stock
                            Par Value $0.01 Per Share

                             UNDERWRITING AGREEMENT

                                                              [Date]

To the Underwriters named in Schedule I

Ladies and Gentlemen:

         Cendant Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I the number of shares of CD Common Stock specified in Schedule II (the "Firm Shares") on the terms and conditions stated herein and in Schedule II. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of the additional shares of CD Common Stock as set forth in Schedule II to cover over-allotments (the "Additional Shares") on the terms and conditions stated herein and in Schedule II. The Additional Shares together with the Firm Shares are herein called the "Shares". As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Shares, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Shares, as indicated in Schedule I. The Shares may be sold pursuant to delayed delivery contracts, a form of which is attached as Schedule III (the "Delayed Delivery Contracts"), as specified in Schedule II.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333- ) including a prospectus, relating to certain of its debt securities, Preferred Stock, CD Common Stock, stock purchase contracts, stock purchase units and warrants and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, together with the Rule 462(b) Registration Statement under the 1933 Act, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of debt securities, Preferred Stock, CD Common Stock, stock purchase contracts, stock purchase units and warrants under the Registration Statement, as supplemented by
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the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus, as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

         You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Firm Shares and that you have been authorized by the other Underwriters to execute this Underwriting Agreement ("this Agreement") on their behalf.

         Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each Underwriter that:

               (i) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any Rule 462(b) Registration Statement, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof, at the Closing Time (as defined below) and at each Delivery Date (as defined below), if any, the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor any amendments thereof include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendments thereof and supplements thereto, include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus.

               (ii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof, at the Closing Time and at each Delivery Date, if any, include an untrue statement of a material fact or omit to

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     state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (iii) The accountants (individually an "Accountant" and together the "Accountants"), who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations with respect to (i) the Company and (ii) each corporation whose financial statements have been included in the Registration Statement for each of the years reported on by the Accountants.

               (iv) This Agreement has been duly authorized, executed and delivered by the Company.

               (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position and stockholders' equity and the consolidated results of operations and consolidated statements of cash flows of the entities purported to be shown thereby at the indicated dates and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (vi) The Company is duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (vii) The authorized capital stock of the Company conforms to the description thereof under the caption "Description of Capital Stock" contained in the

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     Prospectus and such description conforms to the rights set forth in the instruments defining the same.

               (viii) The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken for the authorization, issuance and delivery of such Shares has been validly taken. The issuance of the Shares is not subject to any preemptive rights of any stockholder of the Company.

               (ix) In the event that any of the Shares are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).]

               (x) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

               (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the financial condition, earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

               (xii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement and any Delayed Delivery Contracts, the issuance and delivery of the Shares, the consummation by the Company of the transactions concerning the Shares contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement and any Delayed Delivery Contracts have, in each case, been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation (other than state securities, foreign securities or Blue Sky laws, rules and regulations), judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise).

               (xiii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the 1934 Act and the securities or Blue Sky laws of the various states and foreign securities laws), is required for the valid authorization, issuance, sale and delivery of the Shares or for the compliance with the transactions contemplated in this Agreement.

               (xiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the financial condition, earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement.

               (xv) Neither the Company nor any of its Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the CD Common Stock.

               (xvi) The Shares will, upon notice of issuance, be listed on the New York Stock Exchange (the "NYSE").

               (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or by a Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

         Section 2. Purchase and Sale. On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule II hereto) and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share for the Firm Shares set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ] of Additional Shares as set forth in
Schedule II hereto at the same purchase price as shall be applicable to the Firm Shares. The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or from time to time in part (but not more than twice), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares upon notice by you to the Company setting forth the number of Additional Shares as to which the several U.S. Underwriters are exercising this option, and the time and date of payment and delivery thereof. Such time and date of delivery (each, a "Delivery Date") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase from the Company that portion of the aggregate number of Additional Shares being purchased which the number of Firm Shares set forth opposite the name of such Underwriter bears to the total number of Firm Shares (such proportion is hereinafter referred to as such Underwriter's "underwriting obligation proportion").

         (c) Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the date, time and location specified in Schedule II hereto, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 11 (such date and time of payment and delivery being herein called the "Closing Time"). Unless otherwise specified in Schedule II, payment shall be made to the Company by you by wire or bank transfer of same day funds payable to the account of the Company, against delivery to you for the respective accounts of the several Underwriters of the Firm Shares. Certificates for the Firm Shares shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. Certificates for the Firm Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time. In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Additional Shares shall be made at the same location as set forth above, or at such other place as the Company and you shall determine, on each Delivery Date as specified in the notice from you to the Company. Payment for the Additional Shares shall be made by wire or bank transfer of same day funds.

         (d) If specified in Schedule II, the Underwriters may solicit offers to purchase Shares from the Company pursuant to Delayed Delivery Contracts substantially in the form of Schedule III with such changes therein as the Company may approve. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. If Delayed Delivery Contracts are specified in Schedule II, at the Closing Time, the Company will enter into Delayed Delivery Contracts (for the minimum principal amount of Shares per Delayed Delivery Contract specified in Schedule II) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Shares less than or greater than the minimum and maximum aggregate principal amounts specified in
Schedule II. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         (e) You are to submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company enter into Delayed Delivery Contracts, the number of Shares to be purchased by each of them and the date of delivery thereof, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Shares to be covered by each such Delayed Delivery Contract.

         (f) As compensation for arranging Delayed Delivery Contracts, the Company will pay (by wire or bank transfer of same day funds) to you at the Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the gross proceeds from the sale of the Shares for which Delayed Delivery Contracts are made at the Closing Time as is specified in Schedule II or the amount of such fee may be deducted from the payment delivered pursuant to
Section 2(c).

         (g) The number of Shares agreed to be purchased by each Underwriter shall be reduced by the number of Shares covered by Delayed Delivery Contracts as to such Underwriter, as set forth in a notice delivered by you to the Company; provided, however, that the total number of Shares to be purchased by all Underwriters shall be the number of Shares covered by this Agreement, less the number of Shares covered by all Delayed Delivery Contracts.

         It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares to be purchased by any Underwriter whose payments shall not have been received by the Closing Time or each Delivery Date, if any, as the case may be.

         Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) If reasonably requested by you in connection with the offering of the Shares, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate and, immediately following the

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execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the number of Shares and their terms, the name of each Underwriter participating in the offering and the number of Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and [any delayed delivery arrangements, and] such other information as you and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

         (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(f), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

         (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will, subject to Section 3(f), file promptly all documents required to be filed with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act.

         (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; and the Company will furnish you with copies of any such amendment, supplement or other document at a reasonable time in advance of filing, except any current report on Form 8-K filed with the Commission with respect to a press release issued by the Company that is not reasonably expected to have a material effect on the Company or the price of the CD Common Stock; provided, however, that the Company shall inform you of its intention to file documents pursuant to Section 14(d) of the 1934 Act and shall furnish you with copies of such documents immediately upon the filing thereof; and provided further that you or your counsel shall not be entitled to object thereto other than pursuant to Section 3(b).

         (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (f) The Company has furnished or will furnish to you one signed copy of the Registration Statement (as originally filed), of any Rule 462(b) Registration Statement, and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, ten conformed copies of the Registration Statement (as originally filed), of any Rule 462(b) Registration Statement and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

         (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as you may request.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement (or, if applicable, any Rule 462(b) Registration Statement) and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

         (i) If and to the extent specified in Schedule II hereto, the Company will use its best efforts to cause the Shares to be duly authorized for listing on the New York Stock Exchange.

         (j) For a period of two years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

         Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, [any Delayed Delivery Contracts,] the Shares, the Blue Sky Survey, (c) the delivery of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants and the fees and disbursements of the Company's counsel (including, without limitation, local counsel upon whom such counsel may rely in rendering their opinion required by Section 5 and 6 hereof), (e) the qualification of the Shares under the applicable securities laws, (f) the reasonable fees and disbursements of counsel in connection with the Blue Sky Survey, and (g) any applicable fees for listing the Shares on an exchange.

         If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the public offering of the Shares.

         Section 5. Conditions of the Underwriters' Obligations. Except as otherwise provided in Schedule II hereto, the obligations of the several Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase hereunder, including any Additional Shares as to which the option granted in Section 2 has been exercised and the Delivery Date determined by you is the same as the Closing Time, are subject to (i) the accuracy of the representations and warranties of the Company contained herein or in certificates of the Company's officers delivered pursuant to the provisions hereof, (ii) the performance by the Company of its obligations hereunder, (iii) the delivery to the Underwriters at the Closing Time by the Company of all of the Firm Shares, and (iv) the following further conditions:

         (a) The Registration Statement shall have become effective prior to the date hereof or, with your consent, at a later time and date no later, however, than the first business day following the date hereof, or at such later date as you may agree to in writing with the approval of a majority in interest of the several underwriters; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

         (b) At the Closing Time, you shall have received a signed opinion of Counsel for the Company and a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in New York, in its capacity as special counsel for the Company, each dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

         The opinions referred to above shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, as the case may be, and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

         In giving the opinions referred to above, such counsel may rely, as to all matters governed by the laws of jurisdictions other than those in which they are expert, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are justified and entitled to so rely.


         (c) At the Closing Time, you shall have received the favorable opinion of _________, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters.


         (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions included herein on its part to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect, it being understood that such certificate shall not constitute personal representations and warranties of the signing individual.

         (e) You shall have received a letter or letters from the Accountants at the date hereof in form and substance reasonably satisfactory to the Underwriters, and a letter or letters to be delivered at the Closing Time reaffirming the statements made in each such letter or letters, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the Closing Time.

         (f) The Company shall have complied with the provisions of Section 3(a) hereof with respect to the furnishing of Prospectuses and Supplemental Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

         (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and the matters referred to in
Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

         (h) The Shares have been duly authorized for listing by the New York Stock Exchange subject to notice of issuance thereof and notice of a satisfactory distribution of the Shares.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

         Section 6. Conditions to Purchase of Additional Shares. In the event that the Underwriters exercise their option granted in Section 2 to purchase all or any of the Additional Shares, and each Delivery Date determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Additional Shares that they shall have respectively agreed to purchase pursuant to this Agreement

(collectively, the "purchased Additional Shares") are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, the delivery to the Underwriters at the Delivery Date by the Company of such Additional Shares and to the following further conditions:

         (a) The Registration Statement shall remain effective at each Delivery Date, and, at each Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

         (b) At each Delivery Date, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of each Delivery Date and, at each Delivery Date, you shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of such Delivery Date, to such effect, it being understood that such certificate shall not constitute personal representations and warranties of the signing individual.

         (c) At each Delivery Date, you shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP in New York, in its role as special counsel for the Company, James Buckman, Esq., General Counsel for the Company, together with signed or reproduced copies of such opinions for each of the other Underwriters, respectively, dated as of each Delivery Date, relating to the purchased Additional Shares and otherwise to the same effect required by
Section 5(b), and each such counsel shall have been furnished with all such documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to deliver such opinion or opinions.

         The opinions referred to above shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

         In giving the opinions referred to above, each such counsel may rely, as to all matters governed by the laws of jurisdictions other than those in which they are expert, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are justified and entitled to so rely.


         (d) At each Delivery Date, you shall have received the favorable opinion of __________, counsel for the Underwriters, dated as of such Delivery Date, relating to the purchased Additional Shares and otherwise to the same effect as the opinion required by Section 5(c).

         (e) At each Delivery Date, you shall have received a separate letter from the Accountants, in form and substance satisfactory to you and dated as of such Delivery Date, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to such Delivery Date.

         (f) At each Delivery Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the purchased Additional Shares as contemplated in the Underwriting Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to each Delivery Date in connection with the authorization, issuance and sale of the purchased Additional Shares as contemplated in the Underwriting Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

         Section 7. Indemnification. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, as the case may be, within the meaning of Section 15 of the 1933 Act, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred, including fees and disbursements of counsel chosen by you, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided, further, however, that the foregoing indemnification with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Shares if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and of Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         Section 8. Contribution. If the indemnification provided for in Sections 7(a) and 7(b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, then each indemnifying party under such paragraph (it being understood that an indemnifying party is one who would have had an obligation to provide indemnification pursuant to Section 7 had such indemnification been enforceable), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect (A) the relative benefits received by the Underwriters, and (B) that the Company is responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the allocation referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.


         Section 10. Termination of Agreement.

         (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended by the Commission, the New York Stock Exchange or any other exchange or quotation system on which securities of the Company are listed, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New Jersey or New York authorities.


         (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

         Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Firm Shares that it or they are obligated to purchase (the "Defaulted Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Shares does not exceed 10% of the total number of the Shares to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions (as defined below) bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Shares exceeds 10% of the total number of the Shares to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time or the Delivery Date, as applicable for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11. As used herein, the term "underwriting obligation proportion" means the proportion that the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto bears to the total number of Firm Shares.

         Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule I. Notices to the Company shall be directed to it at 9 West 57th Street, New York, NY 10019, attention of James Buckman, Esq., General Counsel.

         Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of
Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Shares. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

         Section 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

         Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         Section 16. Headings. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.


                                        Very truly yours,

                                        CENDANT CORPORATION

                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

Confirmed and Accepted, as of the date first above written:

[UNDERWRITERS]

By:

By:
   ---------------------------
   Name:
   Title:

                                   SCHEDULE I
                                 to Underwriting
                                 Agreement dated

                                 [             ]
                                  -------------

                               CENDANT CORPORATION

                                 CD Common Stock

                                                  Number of Initial Shares
Underwriter                                                to be Purchased

Total.........................................          ______________


                                 Scheduled I-1

                                   SCHEDULE II
                                 to Underwriting
                                    Agreement

                                dated [        ]
                                       --------

                               CENDANT CORPORATION

                                 CD Common Stock

Number of Firm Shares to be issued:                   [________]
Number of Additional Shares to be issued:             [________]
Initial public offering price:                        $______
Purchase price:                                       $______
Closing date, time and location:
Delayed delivery contracts:
Listing requirement:
Other terms and conditions:

                                  SCHEDULE III
                            to Underwriting Agreement
                             dated [               ]
                                    ---------------

                               CENDANT CORPORATION

                                 CD Common Stock

                            DELAYED DELIVERY CONTRACT


CENDANT CORPORATION
9 West 57th Street
New York, NY 10019

Dear Sirs:

         The undersigned hereby agrees to purchase from Cendant Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned on _______, 20__ (the "Delivery Date"), _______________________ [ ]
Shares of the Company's CD Common Stock, par value $.01 per share (the "Shares"), offered by the Company's Prospectus dated _______, 2001, as supplemented by its Prospectus Supplement dated _______, 20__, receipt of which is hereby acknowledged, at a purchase price of $____ per share, and on the further terms and conditions set forth in this contract.

         Payment for the Shares shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the offices of _____________, _____________, New York, New York, at A.M., New York City time, on the Delivery Date (or in such other funds and/or at such other place as the Company and the undersigned may agree upon in writing), upon delivery of the Shares to the undersigned, in such authorized denominations and registered in such names as the undersigned may request in writing addressed to the Company not less than five business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for the Shares on the Delivery Date shall be subject only to the conditions that
(1) the purchase of the Shares by the undersigned shall not, on the Delivery Date, be prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, and (2) the Company, on or before ________, 20__, shall have sold to the Underwriters of the Shares (the "Underwriters") such number of Shares as is to be sold to them pursuant to the Underwriting Agreement dated the date hereof between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Shares shall not be affected by the failure of any Underwriter or other purchaser to take delivery of and make payment for the Shares pursuant to other contracts similar to this contract.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned, at its address set forth below, a notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that (1) its investment in the Shares is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, (2) all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Shares has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase and (3) upon the acceptance by the Company and the mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for a number of Shares, the aggregate proceeds of which are in excess of $______ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This contract shall be governed by the laws of the State of New York.


                                    Yours very truly,

                                    (Name of Purchaser)

                                    By:
                                       --------------------------
                                    Title:


                                    -----------------------------

                                    -----------------------------
                                    (Address)

Accepted as of the date first above written:

CENDANT CORPORATION

By:
   -----------------------------
   Name:
   Title:

                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                                           Telephone No.
Name                                                  (including area code)
----                                                  ---------------------